                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                ---------------

                                AMENDED FORM 8-K

                                 CURRENT REPORT

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

        Date of Report (Date of earliest event reported)   June 30, 1996




                           JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)




        California                       0-26956                95-3302338
------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                              Identification No.)


       12711 Ventura Boulevard, Suite 400, Studio City, California 91604
       -----------------------------------------------------------------
                    (Address of Principal Executive Offices)


                                  (818) 766-8311
              ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         This Form 8-K amends Form 8-K filed on September 11, 1996 by the registrant, Jerry's Famous Deli, Inc. The purpose of this Form 8-K is to provide the financial statements and the pro forma financial information for the acquired business, One Hundred Seventy-Second Collins Corp. d/b/a Rascal House, required under Item 7.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 (a)      Financial Statements of Business Acquired

                          Pursuant to Regulation S-X 210.3-05, audited financial statements for the years ended December 31, 1995 and 1994 and unaudited financial statements for the six-month periods ended June 30, 1996 and 1995, are provided. Jerry's Famous Deli, Inc. acquired certain assets (inventory and property and equipment) and the operations of One Hundred Seventy-Second Collins Corp. d/b/a Rascal House ("172 Corp."), and the land and building from a related party to 172 Corp., on September 9,1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS





To the Shareholders of
One Hundred Seventy-Second
Collins Corp. d/b/a Rascal House


We have audited the accompanying balance sheets of One Hundred Seventy-Second Collins Corp. d/b/a Rascal House as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Hundred Seventy-Second Collins Corp. d/b/a Rascal House as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




COOPERS & LYBRAND  L.L.P.


Fort Lauderdale, Florida
August 26, 1996, except for
Note 7 as to which the date is
September 9, 1996

                    ONE HUNDRED SEVENTY-SECOND COLLINS CORP.
                               D/B/A RASCAL HOUSE

                                 BALANCE SHEETS


                                                                  DECEMBER 31,
                                                          --------------------------             JUNE 30,
                                                            1995             1994                  1996
                                                         ---------        ----------           ----------
                                                                                               (UNAUDITED)
                                                  ASSETS
Current assets
   Cash and cash equivalents                             $ 597,743        $  790,535           $  918,586
   Inventories                                              92,869           122,881              102,489
   Prepaid expenses and other current assets                82,873            89,289               60,297
                                                         ---------        ----------           ----------
         Total current assets                              773,485         1,002,705            1,081,372
                                                         ---------        ----------           ----------

Equipment and leasehold improvements:
   Leasehold improvements                                  970,188           913,197              970,188
   Restaurant equipment                                    257,896           282,662              272,214
                                                         ---------        ----------           ----------
                                                         1,228,084         1,195,859            1,242,402
   Less: accumulated depreciation and amortization       1,131,962         1,112,808            1,171,952
                                                         ---------        ----------           ----------

   Equipment and leasehold improvements, net                96,122            83,051               70,450
                                                         ---------        ----------           ----------

Deposits and other assets                                    1,950             1,950                2,600
                                                         ---------        ----------           ----------

         Total assets                                    $ 871,557        $1,087,706           $1,154,422
                                                         =========        ==========           ==========



                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Accounts payable                                      $ 347,770        $  332,404           $  278,146
   Accrued expenses                                         70,728            54,817              166,715
   Sales tax payable                                        24,914            24,600               15,262
                                                         ---------        ----------           ----------
         Total current liabilities                         443,412           411,821              460,123
                                                         ---------        ----------           ----------

Commitments (Note 5)

Shareholders' equity:
   Common stock, $20 par value; 1,000 shares
      authorized; 820 shares issued and outstanding         16,400            16,400               16,400
   Additional paid-in capital                              138,600           138,600              138,600
   Note receivable from shareholder                        (16,000)          (20,000)             (16,000)
   Retained earnings                                       289,145           540,885              555,299
                                                         ---------        ----------           ----------
         Total shareholders' equity                        428,145           675,885              694,299
                                                         ---------        ----------           ----------

         Total liabilities and shareholders' equity      $ 871,557        $1,087,706           $1,154,422
                                                         =========        ==========           ==========




The accompanying notes are an integral part of these financial statements.

                    ONE HUNDRED SEVENTY-SECOND COLLINS CORP.
                               D/B/A RASCAL HOUSE

                              STATEMENTS OF INCOME



                                                        YEARS ENDED DECEMBER 31,                   SIX MONTHS ENDED JUNE 30,
                                                        ------------------------                   -------------------------
                                                          1995              1994                   1996                  1995
                                                          ----              ----                   ----                  ----
                                                                                                         (UNAUDITED)
Sales                                                 $7,775,245        $8,107,218              $4,255,552           $4,210,627
Cost of sales                                          2,610,033         2,595,256               1,434,389            1,383,444
                                                      ----------        ----------              ----------           ----------

          Gross profit                                 5,165,212         5,511,962               2,821,163            2,827,183
                                                      ----------        ----------              ----------           ----------

Labor                                                  3,307,960         3,316,418               1,678,465            1,711,075
Occupancy                                                282,563           283,716                 134,625              140,849
Officers salaries                                        412,939           423,676                 147,114              213,244
General and administrative expenses                    1,122,615         1,089,361                 577,245              584,670
Depreciation and amortization expense                     45,496            35,685                  39,990               22,482
                                                      ----------        ----------              ----------           ----------

          Income (loss) from operations                   (6,361)          363,106                 243,724              154,863

Interest income                                           22,019            17,221                  16,266               11,667
Other income                                              19,602            21,110                   6,164               14,427
                                                      ----------        ----------              ----------           ----------

          Net income                                  $   35,260        $  401,437              $  266,154           $  180,957
                                                      ==========        ==========              ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                    ONE HUNDRED SEVENTY-SECOND COLLINS CORP.
                               D/B/A RASCAL HOUSE

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
    FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE SIX MONTHS ENDED
                           JUNE 30, 1996 (UNAUDITED)


                                                 Common Stock
                                   ---------------------------------------                     Note
                                     Shares                     Additional                   Receivable        Total
                                   Issued And                     Paid-in       Retained        From        Shareholders'
                                   Outstanding    Par Value       Capital       Earnings     Shareholder        Equity
                                   -----------    ---------     ----------     ----------    -----------    -------------
Balance, December 31, 1993              820        $16,400       $138,600       $449,651      $ (24,000)       $580,651

Payment on note receivable
   from shareholder                                                                               4,000           4,000
Net income                                                                       401,437                        401,437
Cash distributions to
   shareholders                                                                 (310,203)                      (310,203)
                                   --------       --------       --------       --------      ---------        --------
Balance, December 31, 1994              820         16,400        138,600        540,885        (20,000)        675,885
Payment on note receivable
   from shareholder                                                                               4,000           4,000

Net income                                                                        35,260                         35,260

Cash distributions to
   shareholders                                                                 (287,000)                      (287,000)
                                   --------       --------       --------       --------      ---------        --------
Balance, December 31, 1995              820         16,400        138,600        289,145        (16,000)        428,145

Net income (unaudited)                                                           266,154                        266,154
                                   --------       --------       --------       --------      ---------        --------
Balance, June 30, 1996
   (unaudited)                          820       $ 16,400       $138,600       $555,299      $ (16,000)       $694,299
                                   ========       ========       ========       ========      =========        ========



  The accompanying notes are an integral part of these financial statements.

                    ONE HUNDRED SEVENTY-SECOND COLLINS CORP.
                               D/B/A RASCAL HOUSE

                            STATEMENTS OF CASH FLOWS


                                                    YEARS ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                                   -------------------------             -------------------------
                                                    1995               1994                1996              1995
                                                    ----               ----                ----              ----
                                                                                                (UNAUDITED)
Cash flows from operating activities:
   Net income                                       $35,260          $401,437            $266,154            $180,957
   Adjustments to reconcile net income to
      net cash provided by operating
      activities:
      Depreciation and amortization of
          equipment and leasehold
          improvements                               45,496            35,685              39,990              22,482
      Changes in operating assets and
         liabilities:
         Inventories                                 30,012               444              (9,620)             14,588
         Prepaid expenses and other
          current assets                              6,416             1,380              22,576              57,381
         Deposits and other assets                        -                 -                (650)                  -
         Accounts payable, accrued expenses
          and sales tax payable                      31,591           (88,047)             16,711             (16,148)
                                                     ------           -------              ------             -------

  Net cash provided by operating
  activities                                        148,775           350,899             335,161             259,260
                                                    -------           -------             -------             -------

Cash flows from investing activities:
   Expenditures for equipment and
      leasehold improvements                        (58,567)          (12,593)            (14,318)            (46,301)
                                                    -------           -------             -------             -------

  Net cash used in investing
     activities                                     (58,567)          (12,593)            (14,318)            (46,301)
                                                    -------           -------             -------             -------

Cash flows from financing activities:
   Payments on note receivable
      from shareholder                                4,000             4,000                   -               4,000
   Distributions to shareholders                   (287,000)         (310,203)                  -            (287,000)
                                                   --------          --------             -------            --------

  Net cash used in financing
     activities                                    (283,000)         (306,203)                  -            (283,000)
                                                   --------          --------             -------            --------

Net increase (decrease) in cash
   and cash equivalents                            (192,792)           32,103             320,843             (70,041)

Cash and cash equivalents at beginning
   of period                                        790,535           758,432             597,743             790,535
                                                    -------           -------             -------             -------

Cash and cash equivalents at end of period         $597,743          $790,535            $918,586            $720,494
                                                   ========          ========            ========            ========



The accompanying notes are an integral part of these financial statements.

                    ONE HUNDRED SEVENTY-SECOND COLLINS CORP.
                               D/B/A RASCAL HOUSE

                         NOTES TO FINANCIAL STATEMENTS


1.       Organization and Business:

         One Hundred Seventy-Second Collins Corp. d/b/a Rascal House, (the "Company") was incorporated in the state of Florida and commenced operations on December 10, 1953. The Company owns and operates the Rascal House restaurant in Miami Beach, Florida.


2.       Summary of Significant Accounting Policies:

         Cash and Cash Equivalents

         All highly liquid investments with an original maturity of three months or less from the date of purchase are considered cash equivalents. The Company currently maintains all of its cash balances with a single financial institution. At times, these cash balances may be in excess of Federal Deposit Insurance Corporation insurance limits.

         Inventories

         Inventories, which consist of food, beverages and supplies, are stated at the lower of cost (first-in, first-out method) or market.

         Equipment and Leasehold Improvements

         Equipment and leasehold improvements are stated at cost. Additions, major renewals and betterments are capitalized, while normal repairs and maintenance are expensed as incurred. Depreciation is computed using accelerated or straight-line methods over the estimated useful lives of the assets ranging from 5-20 years. Leasehold improvements are amortized on a straight-line basis over the lease terms or estimated useful lives of the assets, whichever is shorter. When items are sold or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gains or losses are recognized.

         Income Taxes

         The Company, with the consent of its shareholders, has elected to be treated as an S-Corporation. Accordingly, the accompanying financial statements do not reflect a provision for income taxes since each shareholder's proportional share of the Company's taxable income or loss is reported by each of the shareholders on their individual income tax returns.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                    ONE HUNDRED SEVENTY-SECOND COLLINS CORP.
                               D/B/A RASCAL HOUSE

                         NOTES TO FINANCIAL STATEMENTS


2.       Summary of Significant Accounting Policies (continued):

         New Accounting Pronouncements

         For the year ended December 31, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," which requires disclosure of fair value information relating to financial instruments, whether or not recognized in the balance sheet. In the opinion of management, the fair values of the Company's financial instruments approximate their respective carrying values.

         For the year ended December 31, 1995, the Company also adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which, in general, requires that such impaired assets be written down to a reduced carrying value. In the opinion of management, no long-lived assets have impaired values. Accordingly, this standard did not impact the Company's financial statements.

         Unaudited Interim Financial Information

         The unaudited balance sheet as of June 30, 1996 and the unaudited statements of income and cash flows for the six-month periods ended June 30, 1996 and 1995 and the unaudited statement of changes in shareholders' equity for the six months ended June 30, 1996 (collectively, "interim financial information"), are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of the Company's management, the interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

         The results of operations for the six months ended June 30, 1996, may not be indicative of the operating results to be achieved for the full year or any other interim period.

3.       Restricted Cash:

         In accordance with an agreement to waive all bank service charges, a minimum balance of $189,000 must be maintained in the bank account at all times. As this amount is not legally restricted, it is included in cash and cash equivalents in the accompanying financial statements.

4.       Note Receivable:

         Effective July 1, 1989 the Company sold 20 shares of its common stock to an employee for an aggregate of $40,000, evidenced by a 9% note which is payable in annual installments of $4,000, plus interest, through July 1998. The payment due July 1995 had not yet been received as of December 31, 1995.

                    ONE HUNDRED SEVENTY-SECOND COLLINS CORP.
                               D/B/A RASCAL HOUSE

                         NOTES TO FINANCIAL STATEMENTS



5.       Commitments:

         The Company leases its restaurant facilities under the terms of a noncancelable lease which expires October 31, 1997. The lessor is a partnership whose partners are, directly or indirectly, shareholders or relatives of shareholders of the Company. The lease provides for additional rentals which may result from increases in the Consumer Price Index determined as of October 31, 1982, and each succeeding five-year period thereafter. The lease also provides for additional rentals based on a percentage of sales in excess of stipulated amounts with a specified maximum. The Company is also required to pay property taxes, insurance and sales tax on the rental payments. The lease payments are modified annually by agreement with the partnership. Aggregate minimum base rental payments are scheduled to be approximately $208,500 for 1996.

         The following schedule shows the composition of total rent expense for the operating lease:

                                                    Year Ended December 31,
                                                    -----------------------
                                                    1995               1994
                                                    ----               ----
          Rent, including sales tax               $238,028           $238,028
          Property taxes                            44,535             45,688
                                                  --------           --------

                                                  $282,563           $283,716
                                                  ========           ========

6.       Employee Benefit Plan:

         The Company has instituted an employee benefit plan (401(k)) which provides for basic and supplemental employee contributions and requires the Company to match the employee's basic contribution. The Company is also required to make an additional contribution for employees based on a percentage of their compensation in excess of a stipulated amount. The Company contributed $55,519 and $63,428 to the Plan for the years ended December 31, 1995 and 1994, respectively.


7.       Subsequent Event:

         On September 9, 1996, the Company completed the sale of certain assets (inventory and property and equipment) and its operations to Jerry's Famous Deli, Inc.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 (b)      Pro Forma Financial Statements

     Pro Forma Consolidated Statements of Operations  and Condensed Consolidated
                                Balance Sheet

         These unaudited Pro Forma Consolidated Statements of Operations are presented as if the purchase of certain assets and restaurant operations from One Hundred Seventy-Second Collins Corp., d/b/a Rascal House ("172 Corp."), and the purchase of the land and building from a partnership owned by certain shareholders and relatives of the shareholders of 172 Corp., collectively referred to as "Rascal House", had occurred as of January 1, 1995. The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the purchase of certain assets had occurred on June 30, 1996. These financial statements should be read in conjunction with the Consolidated Financial Statements of Jerry's Famous Deli, Inc. ("JFD") and the Notes thereto, included in the Company's Form 10-K for the year ended December 31, 1995. In management's opinion, all adjustments necessary to reflect the purchase of Rascal House with JFD have been made.

         The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of Jerry's Famous Deli, Inc. and 172 Corp. would have been had the acquisition actually occurred as of January 1, 1995, nor do they purport to represent the results of operations for future periods.

         Funding of the purchase of Rascal House came primarily from the sale of 6,000 shares of Series A Convertible Preferred Stock (annual dividends are $80 per share, paid quarterly in arrears) and a warrant (exercisable for 65,000 shares of common stock at $1.00 per share) to Yucaipa Waterton Deli Investors, L.L.C. ("Yucaipa") (see Form 8-K filed September 4, 1996), resulting in net proceeds of approximately $5,540,000.


                                         Year Ended December 31, 1995                     Six Months Ended June 30, 1996
                                   ------------------------------------------     ----------------------------------------------
                                                 172      Adjust-       Pro                      172        Adjust-        Pro
                                      JFD       Corp.      ments       Forma         JFD        Corp.        ments        Forma
                                   --------   --------     -----     --------     ---------   ---------      -----       --------
                                                             (in thousands, except per share data)
Revenues                            $28,030    $7,775    $   -        $35,805       $15,736      $4,255      $   -        $19,991
Cost of goods sold                    9,168     2,610        -         11,778         4,883       1,434          -          6,317
                                    -------    ------    -----        -------       -------      ------      -----        -------
  Gross profit                       18,862     5,165        -         24,027        10,853       2,821          -         13,674
Operating expenses                   13,634     3,590     (238) (a)    16,986         7,499       1,813       (119) (a)     9,193
General and administrative
    expenses                          2,924     1,536     (413) (b)     4,047         1,853         724       (147) (b)     2,430
Depreciation and
    amortization expenses               977        45      198  (c)     1,220           652          40         81  (c)       773
Restaurant concept
    discontinuation costs               137         -        -            137             -           -          -              -
                                    -------    ------    -----        -------       -------      ------      -----        -------
      Total expenses                 17,672     5,171     (453)        22,390        10,004       2,577       (185)        12,396
                                    -------    ------    -----        -------       -------      ------      -----        -------
Income (loss) from operations         1,190        (6)     453          1,637           849         244        185          1,278
Interest income                          72        22        -             94           109          16          -            125
Interest expense                       (182)        -        -           (182)         (156)          -          -           (156)
Other income, net                        69        19        -             88            14           6          -             20
                                    -------    ------    -----        -------       -------      ------      -----        -------
  Income before provision for
    income taxes and
    minority interest                 1,149        35      453          1,637           816         266        185          1,267
Provision for income taxes              187         -      194  (d)       381           274           -        180  (d)       454
Minority interest                       180         -        -            180           131           -          -            131
                                    -------    ------    -----        -------       -------      ------      -----        -------

  Net income                        $   782    $   35    $ 259        $ 1,076       $   411      $  266      $   5        $   682
                                    =======    ======    =====        =======       =======      ======      =====        =======

    Pro forma net income
        per share                   $  0.08                           $  0.10       $  0.04                               $  0.06
                                    =======                           =======       =======                               =======

    Pro forma weighted average
    shares outstanding           10,386,250(e)                     10,451,250(f) 10,476,241                            10,541,241(f)

------------------

(a) Base rent expense paid to the partnership which owned the real property, in the amounts of approximately $238,000 and $119,000 for the twelve and six months, respectively, has been eliminated as the property has been purchased by the Company.

(b) Compensation to the prior owners of 172 Corp. in the amounts of approximately $413,000 and $147,000 for the twelve and six months, respectively, has been eliminated.

(c) Includes amortization expense of goodwill of $59,000 and $29,000, amortization expense of the covenant not to compete of $92,000 and $46,000 and depreciation expense of the assets acquired (building, building improvements, property and equipment) of $92,000 and $46,000 for the twelve and six months, respectively. Depreciation expense of $45,000 and $40,000 taken by 172 Corp. for the twelve and six months, respectively, has been eliminated.

(d) Assumes the provision for income taxes is based on a 40% effective income tax rate based on adjusted 172 Corp. income.

(e) Based on, as if, 10,386,250 shares of common stock were outstanding for all of fiscal year 1995. The pro forma shares outstanding include (i) 7,460,000 shares outstanding for the Company at December 31, 1994, (ii) 40,000 shares issued on January 9, 1995, per the terms of a consulting agreement, (iii) 931,250 shares sold through a private placement which was completed in March 1995 and (iv) an additional 1,955,000 shares sold through an initial public offering in October 1995.

(f) Includes 65,000 common shares from the treatment of a warrant as a common stock equivalent.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 Pro Forma Condensed Consolidated Balance Sheet


                                                                                June 30, 1996
                                                        -------------------------------------------------------------
                                                                             172
                                                           JFD              Corp.       Adjustments         Pro Forma
                                                         -------            ----        -----------         ---------
                                                                                 (in thousands)
ASSETS
Current assets
   Cash and cash equivalents                             $ 1,462            $ -           $   616  (1)       $ 2,078
   Inventory                                                 178             102              (52) (2)           228
   Other current assets                                    1,168               -              (29) (2)         1,139
                                                         -------            ----          -------            -------
           Total current assets                            2,808             102              535              3,445

Land and building, net                                     7,785               -            2,364  (2)        10,149
Building improvements, property and equipment, net        10,222              70              524  (2)        10,816
Covenant not to compete                                        -               -              184  (2)           184
Goodwill                                                       -               -            1,761  (2)         1,761
Solley's acquisition deposit in escrow                     2,543               -                -              2,543
Other assets                                                 408               -                -                408
                                                         -------            ----          -------            -------
          Total assets                                   $23,766            $172          $ 5,368            $29,306
                                                         =======            ====          =======            =======

LIABILITIES AND EQUITY

Current liabilities                                      $ 2,943            $  -          $     -            $ 2,943
Long-term debt and other liabilities                       7,317               -                -              7,317
Minority interest                                            342               -                -                342
Equity:
   Preferred stock                                             -               -            5,540  (1)         5,540
   Common stock                                           12,665               -                -             12,665
   Retained earnings                                         499               -                -                499
                                                         -------            ----          -------            -------
           Total liabilities and equity                  $23,766            $ -           $ 5,540            $29,306
                                                         =======            ====          =======            =======


------------------
(1) Records the net increase in cash and cash equivalents as a result of net proceeds received from the issuance of 6,000 shares of 8% convertible preferred stock to Yucaipa on August 30, 1996 of approximately $5,540,000 less the net purchase price of $4,924,000 for the acquisition of certain assets of Rascal House.

(2) The purchase price of $4,924,000 was allocated to the following: $50,000 to inventory; a $29,000 reduction to prepaid property taxes; $1,064,000 to land; $1,300,000 to building and $594,000 to building improvements, property and equipment which are depreciated on a straight-line basis over 30 and 4 years, respectively; $184,000 for a covenant not to compete, which is amortized on a straight-line basis over 2 years; and the balance of approximately $1,761,000 to goodwill, which is amortized on a straight-line basis over 30 years. Other than inventory and land, building, building improvements, property and equipment, no other assets were acquired. In addition, no debt or other liabilities were assumed from 172 Corp. or the related party.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JERRY'S FAMOUS DELI, INC.



Date:  October 18, 1996             By:  /s/ Isaac Starkman
                                       ----------------------------------------
                                             Isaac Starkman
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors




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